Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Vice President — Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 794-0353

WATTS WATER TECHNOLOGIES REPORTS STRONG FINISH TO RECORD YEAR

AND ANNOUNCES $150 MILLION SHARE REPURCHASE PROGRAM

•                  4Q18 sales increased 6% to $388 million; organic growth of 7%

•                  4Q18 operating margin of 11.7%; up 150 bps on GAAP basis, up 30 bps on adjusted basis

•                  4Q18 GAAP EPS of $0.85 increased $0.92 compared to prior year; results in 4Q17 include a tax charge of $0.73 per share related to the Tax Cuts and Jobs Act of 2017 (the “Tax Act”)

•                  4Q18 adjusted EPS up 19% to $0.88

•                  2018 operating cash flow of $169 million and free cash flow of $136 million, a 9% and 7% increase, respectively, over the prior year

•                  Announcing $150 million share repurchase program

North Andover, Mass., February 7, 2019 — Watts Water Technologies, Inc. (NYSE: WTS) today announced results for the fourth quarter and full-year 2018.

“I am pleased that we finished the year with a strong fourth quarter.  We continued to drive top-line growth and margin expansion, which as in prior quarters, was led by an excellent performance from the Americas,” said Chief Executive Officer Robert J. Pagano Jr.  “We delivered record quarterly sales driven by solid organic growth in the Americas and Europe. We leveraged our incremental sales and the benefits from productivity and restructuring into higher operating income, and record fourth quarter operating margin and earnings per share.”

Commenting on the stock repurchase program, Mr. Pagano noted, “This action reflects our ongoing commitment to enhance shareholder value and to execute our balanced cash allocation strategy. We expect to use available cash to fund this program.  We remain committed to our long-term growth strategy of growing the business organically and through acquisitions and we believe we will continue to have sufficient capital available to fund future acquisitions and innovative initiatives.”

Sales for the fourth quarter and the full year were $388 million and $1.57 billion, up 6% and 7%, respectively, as compared to the similar periods of 2017.  Net income per diluted share (EPS) for the fourth quarter and for the year ended December 31, 2018 was $0.85 and $3.64, respectively, as compared to $(0.07) and $2.12 for the prior-year periods.  GAAP results for the current and prior year quarters and full years were impacted by provisional adjustments relating to the Tax Act, which will be finalized in our Annual Report on Form 10-K.  Adjusted EPS for the fourth quarter and year ended December 31, 2018 was $0.88 and $3.74, respectively, as compared to

$0.74 and $3.02 for the prior-year periods.  GAAP and adjusted EPS for the quarter and full year 2018 improved due to a strong operating performance in the Americas, the benefits of tax reform and lower interest costs.

A summary of fourth quarter and full-year financial results is as follows:

	Fourth Quarter and Full Year Earnings Summary
	Fourth quarter ended December 31,			Year ended December 31,
(In millions, except per share information)	2018	2017	% Change	2018	2017	% Change
Sales	$387.6	$366.3	6%	$1,564.9	$1,456.7	7%
Net income (loss)	29.1	(2.3)		124.8	73.1
Diluted net income (loss) per share	$0.85	$(0.07)		$3.64	$2.12
Special items	0.03	0.81		0.10	0.90
Adjusted earnings per share (1)	$0.88	$0.74	19%	$3.74	$3.02	24%

(1) Special items and adjusted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items please see the tables attached to this press release.

Mr. Pagano concluded, “Our goals for 2018 were to accelerate organic growth, drive margin expansion and continue to reinvest in future growth and productivity initiatives.  The team delivered on all counts, which drove record financial results for the year.  We will continue to focus on these key metrics during the coming year.  We also intend to introduce our smart and connected product strategy in 2019, which we believe will provide further differentiation for us in the marketplace.”

Fourth Quarter Financial Highlights:

Segment Update

Sales increased 6% and 7% on a reported and organic basis, respectively, compared to the fourth quarter last year; reported operating margin increased 150 basis points primarily from reduced restructuring and impairment charges in 2018 and adjusted operating margin increased 30 basis points.  Regionally:

•                  Americas: Sales increased 10% on a reported and organic basis with broad growth in plumbing, drains, electronics, water quality and heating and hot water products.  Operating margin increased 130 and 60 basis points on a reported and adjusted basis, respectively.  Reported and adjusted operating margin increased as benefits from price, volume, and productivity savings were offset in part by growth investments and inflation.  The reported margin also expanded from reduced impairment charges in 2018.

•                  Europe: Reported sales were flat, impacted by negative foreign exchange movements, and up 3% organically driven by continued strength in our drains and electronics businesses.  Operating margin increased 300 and 70 basis points on a reported and adjusted basis, respectively. Reported and adjusted operating margin expanded due to increased volume, price and productivity, including benefits from restructuring programs that were partially offset by growth investments and inflation.  The reported margin also expanded from reduced restructuring charges in 2018.

•                  APMEA: Reported and organic sales decreased 6% and 4%, respectively, as gains in greater Asia and the Middle East and Africa were more than offset by continued weakness in the China market. Reported sales were also impacted by negative foreign exchange movement.  Reported and adjusted operating margin both increased 300 basis points, due to an increase in affiliate volume, product mix and productivity, partially offset by growth investments and inflation.

Cash Flow and Capital Allocation

•                  For 2018, operating cash flow was $169 million and net capital expenditures were $34 million, resulting in free cash flow of $136 million.  In 2017, operating cash flow was $156 million, net capital expenditures were $29 million and free cash flow was $127 million.

•                  The Company repatriated $5.6 million in cash during the fourth quarter.  For 2018, $126.5 million was repatriated, a majority of which was used to pay down revolving debt.

•                  The Company repurchased approximately 144,000 shares of Class A common stock at a cost of approximately $10.5 million during the fourth quarter of 2018, under its previously announced share repurchase program.  For 2018, approximately 340,000 shares were purchased at a cost of approximately $26 million, which more than offset dilution from our stock compensation programs.  Approximately $12 million remains available for stock repurchases under the previous stock repurchase program initiated in 2015, which has no expiration date.

•                  The Company’s Board of Directors has authorized the repurchase of up to $150 million of the Company’s Class A common stock from time to time on the open market or in privately negotiated transactions.  The timing and number of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions.  There is no expiration date for this program.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss fourth quarter and year end results for 2018 on Friday, February 8, 2019, at 9:00 a.m. EST. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com.  Following the webcast, an archived version of the call will be available at the same address until February 8, 2020.

The Company’s 2019 Annual Meeting of Stockholders will be held at 9:00 a.m. EDT on Friday, May 17, 2019 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’s expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to our smart and connected product strategy in 2019.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effects of the Tax Act; the timing and expected impact of tariffs, the effectiveness, the timing and the expected savings associated with our restructuring and transformation programs and initiatives; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 15 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
Net sales	$387.6	366.3	1,564.9	1,456.7
Cost of goods sold	221.7	217.1	908.4	854.3
GROSS PROFIT	165.9	149.2	656.5	602.4
Selling, general and administrative expenses	120.5	107.5	464.7	432.3
Restructuring	—	3.2	3.4	6.8
Other long-lived asset impairment charges	—	1.0	—	1.0
OPERATING INCOME	45.4	37.5	188.4	162.3
Other (income) expense:
Interest income	(0.1)	(0.4)	(0.8)	(1.0)
Interest expense	3.7	4.6	16.3	19.1
Other (income) expense, net	0.3	0.3	(1.7)	1.1
Total other expense	3.9	4.5	13.8	19.2
INCOME BEFORE INCOME TAXES	41.5	33.0	174.6	143.1
Provision for income taxes	12.4	35.3	49.8	70.0
NET INCOME (LOSS)	$29.1	$(2.3)	124.8	73.1

BASIC EPS
NET INCOME (LOSS) PER SHARE	$0.85	(0.07)	3.64	2.12
Weighted average number of shares	34.3	34.4	34.3	34.4
DILUTED EPS
NET INCOME (LOSS) PER SHARE	$0.85	(0.07)	3.64	2.12
Weighted average number of shares	34.3	34.4	34.3	34.4
Dividends declared per share	$0.21	$0.19	0.82	0.75

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$204.1	$280.2
Trade accounts receivable, less allowance for doubtful accounts of $15.0 million at December 31, 2018 and $14.3 million at December 31, 2017	205.5	216.1
Inventories, net:
Raw materials	87.4	81.8
Work in process	17.3	17.5
Finished goods	182.1	159.8
Total Inventories	286.8	259.1
Prepaid expenses and other current assets	24.9	26.7
Assets held for sale	—	1.5
Total Current Assets	721.3	783.6
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	537.4	525.8
Accumulated depreciation	(335.5)	(327.3)
Property, plant and equipment, net	201.9	198.5
OTHER ASSETS:
Goodwill	544.8	550.5
Intangible assets, net	165.2	185.2
Deferred income taxes	1.6	1.6
Other, net	18.9	17.1
TOTAL ASSETS	$1,653.7	$1,736.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$127.2	$123.8
Accrued expenses and other liabilities	130.6	125.8
Accrued compensation and benefits	60.9	55.3
Current portion of long-term debt	30.0	22.5
Total Current Liabilities	348.7	327.4
LONG-TERM DEBT, NET OF CURRENT PORTION	323.4	474.6
DEFERRED INCOME TAXES	38.5	55.2
OTHER NONCURRENT LIABILITIES	55.0	50.3
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,646,465 shares at December 31, 2018 and 27,724,192 shares at December 31, 2017	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,329,290 shares at December 31, 2018 and 6,379,290 at December 31, 2017	0.6	0.6
Additional paid-in capital	568.3	551.8
Retained earnings	437.5	372.9
Accumulated other comprehensive loss	(121.1)	(99.1)
Total Stockholders’ Equity	888.1	829.0
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,653.7	$1,736.5

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2018	2017
OPERATING ACTIVITIES
Net income	$124.8	$73.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	28.9	29.7
Amortization of intangibles	19.6	22.5
Loss on disposal, impairment of intangibles, property, plant and equipment, and other	0.2	2.1
Stock-based compensation	13.8	13.9
Deferred income tax	(15.3)	6.4
Changes in operating assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	6.0	(7.5)
Inventories	(34.5)	(8.4)
Prepaid expenses and other assets	0.6	14.7
Accounts payable, accrued expenses and other liabilities	25.3	9.4
Net cash provided by operating activities	169.4	155.9
INVESTING ACTIVITIES
Additions to property, plant and equipment	(35.9)	(29.4)
Purchase of intangible assets	(0.7)	(1.5)
Proceeds from the sale of property, plant and equipment	2.2	0.4
Net proceeds from the sale of assets, and other	0.2	3.1
Business acquisitions, net of cash acquired and other	(1.7)	0.1
Net cash used in investing activities	(35.9)	(27.3)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	50.0	20.0
Payments of long-term debt	(194.5)	(178.0)
Payment of capital leases and other	(6.6)	(4.9)
Proceeds from share transactions under employee stock plans	2.5	1.7
Payments to repurchase common stock	(26.0)	(18.2)
Dividends	(28.3)	(25.9)
Net cash used in financing activities	(202.9)	(205.3)
Effect of exchange rate changes on cash and cash equivalents	(6.7)	18.5
DECREASE IN CASH AND CASH EQUIVALENTS	(76.1)	(58.2)
Cash and cash equivalents at beginning of year	280.2	338.4
CASH AND CASH EQUIVALENTS AT END OF YEAR	$204.1	$280.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Fourth Quarter Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Americas	$256.3	$233.6	$1,032.1	$951.9
Europe	115.3	115.7	467.0	440.3
APMEA	16.0	17.0	65.8	64.5
Total	$387.6	$366.3	$1,564.9	$1,456.7

	Operating Income
	Fourth Quarter Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Americas	$43.0	$36.3	$171.1	$146.8
Europe	12.6	9.1	49.8	47.6
APMEA	1.8	1.4	7.2	4.7
Corporate	(12.0)	(9.3)	(39.7)	(36.8)
Total	$45.4	$37.5	$188.4	$162.3

	Intersegment Sales
	Fourth Quarter Ended		Year Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Americas	$3.1	$3.1	$12.7	$12.1
Europe	3.5	2.7	14.2	14.6
APMEA	19.7	16.9	88.4	69.7
Total	$26.3	$22.7	$115.3	$96.4

Key Performance Indicators and Non-GAAP Measures

In this press release, we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred and gains recognized in the periods presented that relate primarily to our global restructuring programs, transformation program costs, impairment charges, acquisition related costs, and the related income tax impacts on these items, the effect of the Tax Act and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods.  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017

Net sales	$387.6	$366.3	$1,564.9	$1,456.7

Operating income - as reported	$45.4	$37.5	$188.4	$162.3
Operating margin %	11.7%	10.2%	12.0%	11.1%

Adjustments for special items:
Restructuring	—	3.2	3.4	6.8

Transformation costs	—	—	—	2.9

Impairment charges and other costs	—	1.0	—	1.2

Total adjustments for special items	$—	$4.2	$3.4	$10.9

Operating income - as adjusted	$45.4	$41.7	$191.8	$173.2
Adjusted operating margin %	11.7%	11.4%	12.3%	11.9%

Net income (loss) - as reported	$29.1	$(2.3)	$124.8	$73.1

Adjustments for special items - tax affected:
Restructuring	—	2.3	2.5	4.7

Transformation costs	—	—	—	1.9

Impairment charges and other costs	—	0.6	—	0.7

Tax adjustments	1.5	(0.3)	1.5	(1.6)

The Tax Act	(0.5)	25.1	(0.5)	25.1

Total Adjustments for special items - tax affected	$1.0	$27.7	$3.5	$30.8

Net income - as adjusted	$30.1	$25.4	$128.3	$103.9

Diluted earnings (loss) per share - as reported	$0.85	(0.07)	$3.64	2.12
Adjustments for special items	0.03	0.81	0.10	0.90
Diluted earnings per share - as adjusted	$0.88	$0.74	$3.74	$3.02

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended December 31, 2018					Fourth Quarter Ended December 31, 2017
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$256.3	115.3	16.0	—	387.6	$233.6	115.7	17.0	—	366.3

Operating income (loss) - as reported	$43.0	12.6	1.8	(12.0)	45.4	$36.3	9.1	1.4	(9.3)	37.5
Operating margin %	16.8%	10.9%	11.3%		11.7%	15.5%	7.9%	8.3%		10.2%

Adjustments for special items	$—	—	—	—	—	$1.5	2.7	—	—	4.2

Operating income (loss) - as adjusted	$43.0	12.6	1.8	(12.0)	45.4	$37.8	11.8	1.4	(9.3)	41.7
Adjusted operating margin %	16.8%	10.9%	11.3%		11.7%	16.2%	10.2%	8.3%		11.4%

	Year Ended December 31, 2018					Year Ended December 31, 2017
	Americas	Europe	APMEA	Corporate	Total	Americas	Europe	APMEA	Corporate	Total

Net sales	$1,032.1	467.0	65.8	—	1,564.9	$951.9	440.3	64.5	—	1,456.7

Operating income (loss) - as reported	$171.1	49.8	7.2	(39.7)	188.4	$146.8	47.6	4.7	(36.8)	162.3
Operating margin %	16.6%	10.7%	11.0%		12.0%	15.4%	10.8%	7.3%		11.1%

Adjustments for special items	$—	3.4	—	—	3.4	$6.5	3.8	0.6	—	10.9

Operating income (loss) - as adjusted	$171.1	53.2	7.2	(39.7)	191.8	$153.3	51.4	5.3	(36.8)	173.2
Adjusted operating margin %	16.6%	11.4%	11.0%		12.3%	16.1%	11.7%	8.3%		11.9%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	Fourth Quarter Ended
	Americas	Europe	APMEA	Total

Reported net sales December 31, 2018	$256.3	$115.3	$16.0	$387.6
Reported net sales December 31, 2017	233.6	115.7	17.0	366.3
Dollar change	$22.7	$(0.4)	$(1.0)	$21.3
Net sales % increase (decrease)	9.7%	-0.3%	-5.9%	5.8%
Increase due to foreign exchange	0.3%	3.4%	1.9%	1.4%
Organic sales increase (decrease)	10.0%	3.1%	-4.0%	7.2%

	Year Ended
	Americas	Europe	APMEA	Total

Reported net sales December 31, 2018	$1,032.1	$467.0	$65.8	$1,564.9
Reported net sales December 31, 2017	951.9	440.3	64.5	1,456.7
Dollar change	$80.2	$26.7	$1.3	$108.2
Net sales % increase	8.4%	6.1%	2.0%	7.4%
Decrease due to foreign exchange	—	-4.3%	-0.4%	-1.3%
Organic sales increase	8.4%	1.8%	1.6%	6.1%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2018	2017

Net cash provided by operations - as reported	$169.4	$155.9
Less: additions to property, plant, and equipment	(35.9)	(29.4)
Plus: proceeds from the sale of property, plant, and equipment	2.2	0.4
Free cash flow	$135.7	$126.9

Net income - as reported	$124.8	$73.1

Cash conversion rate of free cash flow to net income	108.7%	173.6%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31,	December 31,
	2018	2017

Current portion of long-term debt	$30.0	$22.5
Plus: Long-term debt, net of current portion	323.4	474.6
Less: Cash and cash equivalents	(204.1)	(280.2)
Net debt	$149.3	$216.9

Net debt	$149.3	$216.9
Plus: Total stockholders’ equity	888.1	829.0
Capitalization	$1,037.4	$1,045.9

Net debt to capitalization ratio	14.4%	20.7%